THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER APPLICABLE JURISDICTION. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER APPLICABLE JURISDICTION OR (II) PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION AND AN OPINION OF COUNSEL IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY (AND RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY) THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION.

WARRANT

to Purchase Shares of Common Stock

MINERAL MOUNTAIN MINING & MILLING COMPANY

Expires December 6, 2019

Warrant No.:	WA-02
Date of Initial Issuance:	December 6, 2016
Initial Warrant Shares:	1,000,000
Initial Holder:	Sheldon Karasik

---

1. Issuance of Warrant.

(a) For good and valuable consideration, the receipt of which is hereby acknowledged by Mineral Mountain Mining & Milling Company, an Idaho corporation (the "Company"), Sheldon Karasik, or registered assigns (the "Holder"), is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, December 6, 2019 (the "Expiration Date"), ONE MILLION (1,000,000) fully paid and nonassessable shares of the common stock, par value $0.001 per share (the "Common

Stock") of the Company (the shares of Common Stock purchasable pursuant to this Warrant, hereinafter, the "Warrant Shares").

(b) This Warrant shall be exercisable at an exercise price of FIVE United States Cents ($0.05) for each Warrant Share (the "Per Share Exercise Price") or an aggregate exercise price of Fifty Thousand United States Dollars ($50,000) for all of the Warrant Shares purchasable hereunder (the "Total Exercise Price").

2. Exercise of Warrant. This Warrant shall be immediately exercisable in whole or in part at the Per Share Exercise Price for each Warrant Share (subject to adjustment as described below) by the execution and delivery to the Company of the notice of exercise set forth as Exhibit A attached hereto. The Exercise Price shall only be payable in cash or certified check or funds wired to the Company's account.

3. Adjustment Provisions.

(a) Adjustment upon Corporate Conversions or Acquisitions. If the Company is merged with or into, or consolidated with, another entity, or if all or substantially all of the assets of the Company are sold, and in such transaction the outstanding shares of Common Stock are changed into, or cancelled or exchanged for, cash, other securities or other property, then this Warrant shall be appropriately adjusted or substituted so the Holder shall thereafter have the right to exercise this Warrant for the cash, securities or other property it would have received had it exercised the Warrant for the Warrant Shares for which this Warrant is exercisable immediately prior to the transaction, subject to such additional adjustments as provided herein.

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time after the date hereof subdivides (by any split, dividend, recapitalization or otherwise) the shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares purchasable hereby will be proportionately increased. If the Company at any time after the date hereof combines (by combination, reverse stock split or otherwise) the shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares purchasable hereby will be proportionately decreased. Any adjustment under this provision shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Noncircumvention. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Company shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares purchasable hereby so as to protect the rights of the Holder.

4. Warrant Certificates. Upon surrender of this warrant certificate with a notice of exercise duly executed in the form set forth as Exhibit A attached hereto, together with payment of the Per Share Exercise Price for each of the Warrant Shares

purchased, and subject to the terms hereof, the Holder shall be entitled to receive (i) a certificate or certificates for the Warrant Shares so purchased and (ii) to the extent that this Warrant is not fully exercised prior to the Expiration Date, a replacement warrant certificate of like tenor, restated to reflect the number of Warrant Shares which remain subject to purchase under this Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant certificate of like tenor and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. No Rights as a Stockholder of the Company. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Until the exercise of this Warrant, the Holder shall not be deemed to be the holder of the Warrant Shares purchasable pursuant to this Warrant nor entitled to any of the rights that would otherwise be attributable to the holder of such shares, including without limitation the right to or receive distributions from the Company or to vote for the election of directors of the Company or upon any other matter submitted to the stockholders of the Company, or to give or withhold consent to any Company action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings of the stockholders of the Company.

6. Transfers to Comply with the Securities Act. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Securities Act"), and this Warrant and the Warrant Shares have been and will be issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares (as applicable). Neither this Warrant nor any of the Warrant Shares or any other securities issued or issuable upon exercise of this Warrant may be offered, sold, transferred, pledged, encumbered, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Securities Act relating to such securities or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act or any other applicable securities law. Each certificate for the Warrant, the Warrant Shares and any other securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this provision. In addition, any transfer of this Warrant shall require that the proposed transferee execute and deliver the Transferor/Transferee Endorsement set forth as Exhibit B attached hereto.

7. Notices. All notices and other communication given to or made upon any party hereto in connection with this Warrant shall be in writing (including facsimile) and mailed via certified mail, sent by a guaranteed overnight parcel delivery service of national reputation, faxed or hand delivered to the respective parties, as follows:

(1) if the to Company, to:
Mineral Mountain M&M Company
254 W. Hanley Ave. #A
Coeur d'Alene, Idaho 83815

with a copy to:
Troutman Sanders LLP
405 Lexington Avenue
New York, NY 10174
Attn: Henry I. Rothman, Esq.
and Timothy I. Kahler, Esq.
Facsimile No: (212) 704-6288

(2) if to the Holder, to:

The Holder's Address set forth on the signature page to the Subscription Agreement executed and delivered by the Company and the Initial Holder upon the purchase of this Warrant.

or in accordance with any subsequent written direction from the recipient party to the receiving party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; in the case of certified mail, five (5) business days after the date sent; in the case of facsimile, at the time sent provided the sending machine prints a confirmation of sending; or in the case of guaranteed overnight parcel delivery service, the business day on which delivery is effected during business hours and accepted by a person purporting to be authorized to accept deliveries for the receiving party.

8. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented, and compliance with any provision waived, only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to such subject matter other than expressly contained herein and therein.

9. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the state of New York and for all purposes shall be governed by and construed in accordance with the internal laws of the state of New York (other than those laws of New York that would result in the application of the law of another jurisdiction).

10. Arbitration, Etc. Except as provided in the next following sentence, any dispute or controversy arising in connection with this Warrant shall be settled exclusively by arbitration to be held in New York, New York before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and

12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the 8th day of December, 2016.

MINERAL MOUNTAIN MINING & MILLING COMPANY

By: ______________________
Name: John P. Ryan
Title: President

ACCEPTED AND AGREED TO
BY THE UNDERSIGNED HOLDER:

____
Sheldon Karasik

EXHIBIT A

Notice of Exercise
(To be signed only on exercise of Warrant)

TO: Mineral Mountain Mining & Milling Company
Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.WA-02), hereby irrevocably elects to purchase:

_________________ Warrant Shares covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for the Warrant Shares being purchased hereby, which is $__________ (at the price per Warrant Share of $0.05 provided for in such Warrant), in lawful money of the United States.

The undersigned requests that the certificates for such Warrant Shares be issued in the name of, and delivered to ____________________
whose address is:

____
____
________________________.

The undersigned covenants, represents and warrants as follows:

1. The undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Securities Act").

2. The undersigned has substantial experience in evaluating and investing in securities of companies similar to the Company so that the undersigned is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect the undersigned's own interests.

3. The undersigned understands that the acquisition of the Warrant Shares is a speculative investment that involves a high degree of risk of loss of the undersigned's investment therein, is able to bear the economic risk of the investment in the Warrant Shares being made hereby for an indefinite period of time, including the risk of a complete loss of the investment in the Warrant Shares, and acknowledges that the Warrant Shares have not been registered under the Securities Act, and therefore cannot be sold unless subsequently registered under the Securities Act (or an exemption from such registration is available).

4. The undersigned (i) is acquiring the Warrant Shares for investment for the undersigned's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of, or that could cause the Company to be in violation of, applicable laws, and (ii) understands that the Warrant Shares have not been

registered under the Securities Act and are being offered hereby by reason of an exemption from the registration requirement of the Securities Act, the availability of which depends upon, among other things, the *bona fide* nature of the investment intent and the accuracy of the undersigned's representations as expressed herein.

5. The undersigned understands that no public market now exists for any of the Warrant Shares and that neither the Company nor any other person has made any assurances that a public market will ever exist for the Warrant Shares.

6. The undersigned understands the business in which the Company operates and has had full access to the Company's officers and agents and such other information concerning the Company as the undersigned has requested.

7. All offers and sales by the undersigned of the Warrant Shares issuable upon exercise of the within Warrant shall be made pursuant to registration of the Warrant Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act.

Dated:____________________

____
(Signature must conform to name of the registered holder of the Warrant)

(Address)

EXHIBIT B

FORM OF TRANSFEROR/TRANSFEREE ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the number of shares of Common Stock of Mineral Mountain Mining & Milling Company to which the within Warrant relates specified under the heading "Number of Shares Transferred" opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Mineral Mountain Mining & Milling Company with full power of substitution in the premises.

Transferees	Address	Number of Shares Transferred

Dated: ______________, 20____.

____
(Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:

____
(Name of Witness)
Address of Witness:

TRANSFEREE ACCEPTANCE AND AGREEMENT:

The undersigned Transferee of the within Warrant hereby covenants, represents and warrants as follows:

1. The undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Securities Act").

2. The undersigned has substantial experience in evaluating and investing in securities of companies similar to the Company so that the undersigned is capable of

evaluating the merits and risks of an investment in the Company and has the capacity to protect the undersigned's own interests.

3. The undersigned understands that the acquisition of the Warrant is a speculative investment that involves a high degree of risk of loss of the undersigned's investment therein, is able to bear the economic risk of the investment in the Warrant being made hereby for an indefinite period of time, including the risk of a complete loss of the investment in the Warrant, and acknowledges that neither the Warrant nor the underlying Warrant Shares have been registered under the Securities Act, and therefore cannot be sold unless subsequently registered under the Securities Act (or an exemption from such registration is available).

4. The undersigned (i) is acquiring the Warrant for investment for the undersigned's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of, or that could cause the Company to be in violation of, applicable laws, and (ii) understands that neither the Warrant nor the underlying Warrant Shares have been registered under the Securities Act and are being offered hereby by reason of an exemption from the registration requirement of the Securities Act, the availability of which depends upon, among other things, the *bona fide* nature of the investment intent and the accuracy of the undersigned's representations as expressed herein.

5. The undersigned understands that there is only a limited liquidity public market now existing for the Warrant Shares and that neither the Company nor any other person has made any assurances that a liquid public market will ever exist for the Warrant Shares.

6. The undersigned understands the business in which the Company operates and has had full access to the Company's officers and agents and such other information concerning the Company as the undersigned has requested.

7. All offers and sales by the undersigned of the Warrant Shares issuable upon exercise of the within Warrant shall be made pursuant to registration of the Warrant Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act.

Signature of Transferee

____
(Name of Transferee)
Address of Transferee: